Exhibit 99.1

CONTACT:

Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 FINANCIAL RESULTS

CHELMSFORD, Mass., September 14, 2009 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its results for the fourth quarter and fiscal year ended July 31, 2009. Revenue for the fourth quarter of fiscal 2009 was $17.2 million, compared with $15.1 million for the fourth quarter of fiscal 2008. Revenue for fiscal 2009 was $67.4 million compared with $115.5 million for fiscal 2008.

Net loss for the fourth quarter of fiscal 2009, on a generally accepted accounting principles (“GAAP”) basis, was $34.9 million, or $0.12 per share, compared with a GAAP net loss of $14.1 million, or $0.05 per share for the fourth quarter of fiscal 2008. Net loss for fiscal 2009, on a GAAP basis, was $53.6 million or $0.19 per share, compared with a GAAP net loss of $0.1 million or $0.00 per share for fiscal 2008. GAAP results include non-cash charges for asset impairments, stock-based compensation and amortization of intangible assets as well as cash-based restructuring costs.

The impairment charge included in the GAAP net loss for the fourth quarter and fiscal 2009 periods is $24.2 million, of which $23.1 million relates to the total book value of goodwill and other intangible assets and $1.1 million to certain fixed assets. The charge results from an impairment assessment and valuation taking into consideration several market and economic factors. The charge has no impact on the Company’s business operations or on its current or future cash flows.

Non-GAAP net loss for the fourth quarter of fiscal 2009 was $6.5 million, or $0.02 per share, compared with non-GAAP net loss of $7.8 million, or $0.03 per share for the fourth quarter of fiscal 2008. Non-GAAP net loss for fiscal 2009 was $19.5 million, or $0.07 per share, compared with non-GAAP net income of $13.8 million, or $0.05 per fully diluted share for fiscal 2008. A reconciliation between net income (loss) on a GAAP basis and non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“Our Q4 and full year results reflect the impact of reduced capital spending by service providers, occurring within the backdrop of a challenging business environment,” said Daniel E. Smith, president and chief executive officer. “We will continue to exercise disciplined expense control, while ensuring our resources are effectively aligned to meet our customer commitments, and continue to demonstrate leadership in customer service and support.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. Other risks and uncertainties include, but are not limited to, actions, inquiries and findings that may result from certain stock option matters, including the restatement of previously issued financial statements and certain purported shareholder derivative actions filed against the Company and certain of its current and former officers and directors; the Company’s reliance on a limited number of customers; variation in the Company’s quarterly results; industry pricing pressures and the high cost of product development required to remain competitive and keep pace with evolving features and technologies desired by customers; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2009	July 31, 2008
Assets

Current assets:
Cash and cash equivalents	$347,696	$499,922
Short-term investments	273,387	321,173
Accounts receivable, net	12,860	8,779
Inventories	16,058	23,750
Prepaids and other current assets	2,388	2,847

Total current assets	652,389	856,471

Property and equipment, net	13,342	20,437
Long-term investments	305,725	120,739
Purchased intangibles, net	—	4,000
Goodwill	—	20,334
Other assets	357	482

Total Assets	$971,813	$1,022,463

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$11,003	$14,300
Other current liabilities	14,034	14,043

Total current liabilities	25,037	28,343

Long term deferred revenue	4,530	4,841
Long term liability	1,821	1,904

Total liabilities	31,388	35,088

Common stock	284	284
Additional paid-in capital	2,040,061	2,034,818
Accumulated deficit	(1,101,355)	(1,047,783)
Other equity	1,435	56

Total stockholders’ equity	940,425	987,375

Total Liabilities and Stockholders’ Equity	$971,813	$1,022,463

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2009	July 31, 2008	July 31, 2009	July 31, 2008
Revenue	$17,245	$15,093	$67,357	$115,496
Cost of revenue	10,194	10,940	38,469	62,565

Gross profit	7,051	4,153	28,888	52,931

Operating expenses:
Research and development	12,725	12,911	50,134	47,397
Sales and marketing	3,185	5,552	14,551	21,041
General and administrative	2,625	3,613	8,198	15,980
Restructuring expense	2,783	—	3,600	2,368
Asset impairment	24,209	4,446	24,209	4,446

Total operating expenses	45,527	26,522	100,692	91,232

Loss from operations	(38,476)	(22,369)	(71,804)	(38,301)

Interest and other income, net	3,149	7,876	18,000	38,784

Income (loss) before income taxes	(35,327)	(14,493)	(53,804)	483
Income tax expense (benefit)	(397)	(415)	(232)	597

Net loss	$(34,930)	$(14,078)	$(53,572)	$(114)

Net loss per share:
Basic	$(0.12)	$(0.05)	$(0.19)	$(0.00)
Diluted	$(0.12)	$(0.05)	$(0.19)	$(0.00)

Weighted average shares outstanding:
Basic	283,796	283,346	283,589	282,484
Diluted	283,796	283,346	283,589	282,484

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2009	July 31, 2008	July 31, 2009	July 31, 2008
Revenue	$17,245	$15,093	$67,357	$115,496
Cost of revenue	9,982	10,760	37,489	61,940

Gross profit	7,263	4,333	29,868	53,556

Operating expenses:
Research and development	12,235	12,396	48,127	45,630
Sales and marketing	2,919	5,239	13,362	19,917
General and administrative	2,182	2,583	6,113	12,041

Total operating expenses	17,336	20,218	67,602	77,588

Loss from operations	(10,073)	(15,885)	(37,734)	(24,032)

Interest and other income, net	3,149	7,876	18,000	38,784

Income (loss) before income taxes	(6,924)	(8,009)	(19,734)	14,752
Income tax expense (benefit)	(397)	(217)	(232)	970

Net income (loss)	$(6,527)	$(7,792)	$(19,502)	$13,782

Net income (loss) per share:
Basic	$(0.02)	$(0.03)	$(0.07)	$0.05
Diluted	$(0.02)	$(0.03)	$(0.07)	$0.05

Weighted average shares outstanding:
Basic	283,796	283,346	283,589	282,484
Diluted	283,796	283,346	283,589	284,214

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2009	July 31, 2008	July 31, 2009	July 31, 2008
GAAP net loss	$(34,930)	$(14,078)	$(53,572)	$(114)

Stock-based compensation expense:
Cost of revenue	142	180	594	625
Research and development	490	515	2,007	1,767
Sales and marketing	266	313	1,189	1,124
General and administrative	239	263	902	975

Total stock based compensation expense	1,137	1,271	4,692	4,491
Asset impairment charge:
Operating expense	24,209	4,446	24,209	4,446
Amortization of purchased intangible assets	204	767	1,183	2,964
Restructuring:
Operating expense	2,783	—	3,600	2,368
Cost of revenue	70	—	386	—
Tax effect	—	(198)	—	(373)

Non-GAAP net income (loss)	$(6,527)	$(7,792)	$(19,502)	$13,782